Exhibit 10c(7)
EXHIBIT A
TO
2002 EQUITY INCENTIVE PLAN

EXECUTIVE AND KEY MANAGER PERFORMANCE SHARE SUB-PLAN
(As amended effective January 1, 2007)

This Executive and Key Manager Performance Share Sub-Plan (“Sub-Plan”) sets forth the rules and regulations adopted by the Committee for issuance of Performance Share Awards under Section 10 of the 2002 Equity Incentive Plan (“Plan”). These rules and regulations shall apply to Awards granted effective on and after January 1, 2005. In addition, the rules and regulations relating to the deferral of Awards set forth in this Sub-Plan shall apply to any Awards which become vested on or after January 1, 2005. Capitalized terms used in this Sub-Plan that are not defined herein shall have the meaning given in the Plan. In the event of any conflict between this Sub-Plan and the Plan, the terms and conditions of the Plan shall control. No Award Agreement shall be required for participation in this Sub-Plan.

Section 1. Definitions

When used in this Sub-Plan, the following terms shall have the meanings as set forth below, and are in addition to the definitions set forth in the Plan.

1.1	“Account” means the account used to record and track the number of Performance Shares granted to each Participant as provided in Section 2.4.

1.2	“Award” as used in this Sub-Plan means each aggregate award of Performance Shares as provided in Section 2.2.

1.3	“EBITDA” means earnings before interest, taxes, depreciation, and amortization as determined from time to time by the Committee.

1.4	“EBITDA Growth” means the percentage increase (if any) in EBITDA for any Year, as compared to the previous Year as determined from time to time by the Committee.

1.5	“Peer Group” means the peer group of utilities designated by the Committee prior to the beginning of the Performance Period for which an Award is granted.

1.6	“Performance Period” for purposes of this Sub-Plan means three consecutive Years beginning with the Year in which an Award is granted.

1.7	“Performance Schedule” means Attachment 1 to this Sub-Plan, which sets forth the Performance Measures applicable to this Sub-Plan.
1.8	“Performance Share” for purposes of this Sub-Plan means each unit of an Award granted to a Participant, the value of which is equal to the value of Company Stock as hereinafter provided.

1.9	“Retire” or “Retirement” means Separation from Service on or after:

(a) becoming 65 years old with at least 5 years of service;

(b) becoming 55 years old with at least 15 years of service; or

(c) achieving at least 35 years of service, regardless of age.

1.10
“Salary” means the regular base rate of compensation payable by the Company to a Participant on an annual basis. Salary does not include bonuses, if any, or incentive compensation, if any. Such compensation shall not be reduced by any deferrals made under any other plans or programs maintained by the Company.

1.11	“Section 409A” means Section 409A of the Code, or any successor section under the Code, as amended and as interpreted by final or proposed regulations promulgated thereunder from time to time.

1.12	“Separation from Service” means the death, Retirement or other termination of employment with the Company as defined for purposes of Section 409A of the Code.

1.13
“Total Shareholder Return” means the total percentage return realized by the owner of a share of stock during a relevant Year or any part thereof. Total Shareholder Return is equal to the appreciation or depreciation in value of the stock (which is equal to the closing value of the stock on the last trading day of the relevant period minus the closing value of the stock on the last trading day of the preceding Year) plus the dividends declared during the relevant period, divided by the closing value of the stock on the last trading day of the preceding Year.

1.14	“Year” means a calendar year.

Section 2. Sub-Plan Participation and Awards

2.1 Participant Selection. Participants under this Sub-Plan shall be selected by the Committee in its sole discretion as provided in Section 4.2 of the Sponsor of the Plan.

2.2 Awards. Subject to any adjustments to be made under Section 2.5, the Compensation Committee may, in its sole discretion, grant Awards to some or all of the Participants in the form of a specific number of Performance Shares. The target and maximum value of any Award granted to any Participant in any calendar Year will be based upon the following:

Participant	Target Award	Maximum Award
CEO*	290% of Salary	362.5% of Salary
COO*	200% of Salary	250% of Salary
Presidents*/Executive VPs*	133% of Salary	166.25% of Salary
Senior VPs*	110% of Salary	137.5% of Salary
VP/Department Heads** Level I Level II Level III	100% of Salary 80% of Salary 60% of Salary	125% of Salary 100% of Salary 75% of Salary
Key Managers	55% of Salary	68.75% of Salary
* Senior Management Committee level position
**Levels shall be determined in the sole discretion of the Committee

2.3 Award Valuation at Grant. In calculating the value of an Award for purposes of Section 2.2, the value of each Performance Share shall be equal to the closing price of a share of Stock on the last trading day of the Year before the Performance Period begins. The Participant’s Salary shall be determined as of the January 1 preceding the date the Award is granted, or such other time as is determined in the discretion of the Committee. Each Award is deemed to be granted on the day that it is approved by the Committee.

2.4 Accounting and Adjustment of Awards. The number of Performance Shares awarded to a Participant shall be recorded in a separate Account for each Participant. The number of Performance Shares recorded in a Participant’s Account shall be adjusted to reflect any splits or other adjustments in the Stock. If any cash dividends are paid on the Stock, the number of Performance Shares in each Participant’s Account shall be increased by a number equal to (i) the dividend multiplied by the number of Performance Shares in each Participant’s Account, divided by (ii) the closing price of a share of Stock on the payment date of the dividend. No adjustment shall be made to any outstanding Awards of a Retired Participant for cash dividends paid on Stock during the Performance Period following the Retirement of the Participant.

2.5 Performance Schedule and Calculation of Awards. Except as otherwise provided, each Award shall become vested on January 1 immediately following the end of the applicable Performance Period, subject to adjustment in accordance with the following procedure. In no event shall such date be construed to be earlier than January 1 immediately following the end of the applicable Performance Period:

(a) One-half of the Award shall be adjusted as follows:

(i) The Total Shareholder Return for the Company shall be determined for each Year during the Performance Period, and shall then be averaged (the “Company TSR”).

(ii) The average Total Shareholder Return for the Peer Group utilities shall be determined for each Year during the Performance Period, and shall then be averaged ( the “Peer Group TSR”). The two highest and two lowest performing utilities within the Peer Group shall be excluded for purposes of determining the Peer Group TSR.

(iii) The Peer Group TSR for the Performance Period shall be subtracted from the Company TSR for the Performance Period. The remainder shall then be used to determine the number of vested Performance Shares using the Performance Schedule, based on one-half of the number of Performance Shares in the Participant’s Account.

(b) The other one-half of the Award shall be adjusted as follows:

(i) The EBITDA Growth for the Company shall be determined for each Year during the Performance Period, and shall then be averaged (the “Company EBITDA Growth”).

(ii) The average EBITDA Growth for the Peer Group utilities shall be determined for each Year during the Performance period, and shall be averaged (the “Peer Group EBITDA Growth”). The two highest and two lowest performing utilities within the Peer Group shall be excluded for purposes of determining the Peer Group EBITDA Growth.

(iii) The Peer Group EBITDA Growth for the Performance Period shall be subtracted from the Company EBITDA Growth for the Performance Period. The remainder shall then be used to determine the number of vested Performance Shares using the Performance Schedule, based on one-half of the number of Performance Shares in the Participant’s Account.

(c) Except as provided in Section 3, the total number of vested Performance Shares payable to the Participant shall be the sum of the amounts determined in accordance with subsections (a) and (b) above.

(d) The Performance Measures and the Performance Schedule will not change during any Performance Period with regard to any Awards that have already been granted. The Committee reserves the right to modify or adjust the Performance Measures and/or the Performance Schedule in the Committee’s sole discretion with regard to future grants.

2.6 Payment Options. Except as provided in Section 3, Awards shall be paid after expiration of the Performance Period. The Company will issue one share of Stock in payment for each vested Performance Share (rounded to the nearest whole Performance Share) credited to the Account of the Participant. Payment shall be made as follows:

(a) 100% during the month of April of the Year immediately following expiration of the Performance Period, or as soon as practicable thereafter; or

(b) in accordance with an alternative payment election made by Participant substantially in the form attached hereto as Attachment 2, provided that such election is executed by the Participant and returned to the Vice President, Human Resources Department no later than the end of the first Year of the Performance Period. Once made, this election shall be irrevocable except as may be permitted by rules promulgated under Section 409A and allowed by the Committee. A deferral election may only be made by a Participant who is employed as a Department Head or in a higher position on the date the deferral election is solicited. Awards that are deferred pursuant to this Section 2.6(b) are referred to herein as “Deferred Awards.”

2.7 Grantor Trust. In the case of a Change in Control, the Company shall, subject to the restrictions in this Section 2.7 and Section 13.12 of the Plan, irrevocably set aside shares of Stock or cash in one or more such grantor trusts in an amount that is sufficient to pay each Participant employed by such Company (or Designated Beneficiary), the net present value as of the date on which the Change in Control occurs, of the earned benefits to which Participants (or their Designated Beneficiaries) would be entitled pursuant to the terms of the Plan if the value of their deferral account (if any) established pursuant to section 2.6(b) would be paid in a lump sum upon the Change in Control. Any such trust shall be subject to the claims of the general creditors of the Sponsor or Company in the event of bankruptcy or insolvency of the Sponsor or Company. Notwithstanding the foregoing provisions of this Section 2.7, the Company shall establish no such trust if the assets thereof shall be includable in the income of Participants thereby pursuant to Section 409A(b).

Section 3. Early Vesting and Forfeiture

3.1 Retirement, Death or Divestiture. If the Participant Retires or dies prior to expiration of the Performance Period, or terminates employment as the result of a Divestiture during a Performance Period, any outstanding Awards of the Participant for any unexpired Performance Period shall immediately become vested. Payment of the outstanding Awards of such Participant shall be subject to the following special provisions:

(a) In the event of the Retirement of the Participant, the Participant’s outstanding Awards shall be adjusted in accordance with Section 2.5 and paid in accordance with Section 2.6 following the end of the Performance Period for the Award; provided, that if the Participant has elected to defer payment until a specified date certain and Retires before the date specified in the deferral election, the Company will commence distribution of the Deferred Award as soon as practicable on or after the later of: (i) the April 1 following the first anniversary of the date of Retirement, or (ii) the April 1 of the year following the end of the Performance Period, even though said date is earlier than the date specified in the deferral election. If the Participant dies following Retirement but prior to the expiration of the Performance Period, the Participant’s outstanding Awards shall be adjusted and paid in accordance with Section 3.3.

(b) In the event of the death of the Participant, or termination of employment as the result of a Divestiture during a Performance Period, the Participant’s outstanding Awards shall be adjusted and paid in accordance with Section 3.3.

3.2  Change in Control. In the event of a Change in Control prior to the expiration of the Performance Period, any outstanding Award of the Participant for any unexpired Performance Period shall be treated as follows:

        (a) If the Award is assumed by the successor to the Sponsor as of the date of the Change in Control, each outstanding Award not previously forfeited shall continue to vest and shall be paid pursuant to the terms of this Sub-Plan; provided, however, that in the event the employment of the Participant is terminated by the Company without Cause following the Change in Control, any outstanding Award shall become vested as of the termination date, and the aggregate value of the Award shall be paid after being adjusted in accordance with Section 3.3.

(b) If the Award is not assumed by the successor to the Sponsor as of the date of the Change in Control, any outstanding Award shall become vested as of the date of the Change in Control, and the aggregate value of the Award shall be paid after being adjusted in accordance with Section 3.3.

3.3 Adjustment and Payment of Awards. Any Award which is vested prior to the end of the Performance Period due to the death of the Participant, termination of employment as a result of a Divestiture a Change in Control during the Performance Period, or becomes payable upon death following Retirement pursuant to Section 3.1(a) above shall be adjusted and paid pursuant to the following procedure:

(a) One-half of the Award shall be adjusted as follows:

(i) The Company TSR shall be determined for each Year or partial Year, and a weighted average Company TSR shall be calculated for the period between the first day of the Performance Period and the date the Participant dies, the date of termination as a result of the Divestiture or the date that the Award is vested pursuant to Section 3.2 (the “Prorated Company TSR”).

(ii) The average Peer Group TSR shall be determined for each Year or partial Year, and a weighted average Peer Group TSR shall be calculated for the period between the first day of the Performance Period and the date the Participant dies, the date of termination as a result of the Divestiture or the date that the Award is vested pursuant to Section 3.2 (the “Prorated Peer Group TSR”). The two highest and two lowest performing utilities within the Peer Group shall be excluded for purposes of determining the Peer Group TSR.

(iii) The Prorated Peer Group TSR for the Performance Period shall be subtracted from the Prorated Company TSR for the Performance Period. The remainder shall then be used to determine the vested Performance Shares using the Performance Schedule, based on one-half of the number of Performance Shares in the Participant’s Account.

(b) The other one-half of the Award shall be adjusted as follows:

(i) The Company EBITDA Growth shall be determined for each Year or partial Year, and a weighted average Company EBITDA Growth shall be calculated for the period between the first day of the Performance Period and the end of the calendar quarter immediately preceding the date the Participant dies, the date of termination as a result of the Divestiture or the date that the Award is vested pursuant to Section 3.2 (the “Prorated Company EBITDA Growth”).

(ii) The average Peer Group EBITDA Growth shall be determined for each Year or partial Year, and a weighted average Peer Group EBITDA Growth shall be calculated for the period between the first day of the Performance Period and the end of the calendar quarter immediately preceding the date the Participant dies, the date of termination as a result of the Divestiture or the date that the Award is vested pursuant to Section 3.2 (the “Prorated Peer Group EBITDA Growth”). The two highest and two lowest performing utilities within the Peer Group shall be excluded for purposes of determining the Peer Group EBITDA Growth.

(iii) The Prorated Peer Group EBITDA Growth for the Performance Period shall be subtracted from the Prorated Company EBITDA Growth for the Performance Period. The remainder shall then be used to determine the vested Performance Shares using the Performance Schedule, based on one-half of the number of Performance Shares in the Participant’s Account.

                (c) The total number of vested Performance Shares payable to the Participant shall be the sum of the amounts determined in accordance with subsections (a) and (b) above.

(d) In the event of the death of the Participant, payment shall be made within a reasonable time after the Participant dies to the Participant’s Designated Beneficiary. In the event of the termination of employment of the Participant as a result of a Divestiture payment shall be made within a reasonable time after the date of termination. If the Award vests pursuant to Section 3.2, the Award shall be paid within a reasonable time after the date of vesting. However, with respect to Deferred Awards, if the Participant is a “key employee” as defined in Section 416(i) of the Code (but determined without regard to paragraph 5 thereof or the 50 employee limit on the number of officers treated as key employees), payment shall not be made before the date that is six months after the date of Separation from Service (or, if earlier, the date of death of the Participant) and the amount of any payment made in cash (i.e., with respect to Awards granted prior to January 1, 2005) shall be based upon the value of the Performance Shares as determined by reference to the closing price of the Stock on the trading day occurring on or next following the date that is six months after the date of Separation from Service of the Participant (or, if earlier the date of death of the Participant). If the Award vests pursuant to Section 3.2(b), the Award shall be paid within a reasonable time after the date of vesting, notwithstanding any election under Section 2.6. The Company will issue one share of Stock in payment for each Performance Share (rounded to the nearest whole Performance Share) credited to the Account of the Participant.

3.4 Termination of Employment. In the event that a Participant’s employment with the Company terminates for any reason other than as provided in this Section 3, any Award made to the Participant which has not vested as provided in Section 2 or Section 3 shall be forfeited. Provided such termination is Separation from Service, any vested Awards shall be paid within a reasonable time after Separation (for reasons other than Retirement), notwithstanding any election to defer the payment of any Award under Section 2.6. However, with respect to Deferred Awards, if the Participant is a “key employee” as defined in Section 416(i) of the Code (but determined without regard to paragraph 5 thereof or the 50 employee limit on the number of officers treated as key employees), payment shall not be made before the date that is six months after the date of Separation from Service for any reason including Retirement (or, if earlier, the date of death of the Participant) and the amount of any payment made in cash (i.e., with respect to Awards granted prior to January 1, 2005) shall be based upon the value of the Performance Shares as determined by reference to the closing price of the Stock on the trading day occurring on or next following the date that is six months after the date of Separation from Service of the Participant (or, if earlier the date of death of the Participant).

Section 4. Non-Assignability of Awards

The Awards and any right to receive payment under the Plan and this Sub-Plan may not be anticipated, alienated, pledged, encumbered, or subject to any charge or legal process, and if any attempt is made to do so, or a Participant becomes bankrupt, then in the sole discretion of the Committee, any Award made to the Participant which has not vested as provided in Sections 2 and 3 shall be forfeited.

Section 5. Amendment and Termination

This Sub-Plan shall be subject to amendment, suspension, or termination as provided in the Plan. No action to amend, suspend or terminate this Sub-Plan shall permit the acceleration of the time or schedule of the payment of any Award granted under this Sub- Plan (except as provided in regulations under Section 409A).

Section 6. Section 409A

This Sub-Plan shall be administered in compliance with Section 409A.

IN WITNESS WHEREOF, this instrument has been executed this 15th day of December, 2006.

                       PROGRESS ENERGY, INC.

                                By: /s/ Robert B. McGehee
                                                                     Robert B. McGehee
                                                            Chief Executive Officer

ATTACHMENT 1

PERFORMANCE SCHEDULE

PERFORMANCE SHARE CALCULATION1

The following table shall be used to adjust one half of the Participant’s Award in accordance with Section 2.5(a) or Section 3.4(a) of the Plan:

If the Company TSR[2] minus the Peer Group TSR[2] is:	Then the 50% of the vested Performance Share Award shall be multiplied by:
5% or better	2.00
4.0 - 4.99	1.75
3.0 - 3.99	1.50
2.0 - 2.99	1.25
1.0 - 1.99	1.00
(0.99) - 0.99	.50
(1.0) - (1.99)	.25
(2.0) or less	0.00

The following table shall be used to adjust one half of the Participant’s Award in accordance with Section 2.5(b) or Section 3.3(b) of the Plan:

If the Company EBITDA Growth[2] minus the Peer Group EBITDA Growth[2] is:	Then the 50% of the vested Performance Share Award shall be multiplied by:
5% or better	2.00
4.0 - 4.99	1.75
3.0 - 3.99	1.50
2.0 - 2.99	1.25
1.0 - 1.99	1.00
0.00 - 0.99	.50
Less than 0	0

1 The number of Performance Shares as calculated above shall be paid in accordance with the provisions of
Section 2.5 and 2.6 of this Sub-Plan.

2 For purposes of Section 3, the Prorated Company TSR and EBITDA Growth and Prorated Peer Group TSR
and EBITDA Growth shall be used, and the number of Performance Shares as calculated above shall be paid in accordance with the provisions of the Sub-Plan.

ATTACHMENT 2

PERFORMANCE SHARE SUB-PLAN
200_ DEFERRAL ELECTION FORM

As a Participant in the Performance Share Sub-Plan of the 2002 Equity Incentive Plan ("Sub-Plan"), I hereby elect to defer payment of my Award otherwise payable to me by the Company and attributable to services to be performed by me during the Performance Period beginning on January __, 200__. This election shall apply to [CHECK ONE]:

[ ] 100% of the Award   [ ] 50% of the Award
[ ] 75% of the Award                              [ ] 25% of the Award

Upon vesting, I understand that my Award shall continue to be recorded in my Account as Performance Shares as described in the Sub-Plan and adjusted to reflect the payment and reinvesting of the Company’s common stock dividends over the deferral period, until paid in full.

I hereby elect to defer receipt (or commencement of receipt) of my Award until the date specified below, or as soon as practical thereafter [CHECK ONE]:*

[ ] a specific date certain at least 5 years from expiration of the Performance Period:       4 / 1 /
              (month/day/year)

                [ ]  the April 1 following the date of Retirement, or if later, the date which is six months after the date of my Separation from Service for any reason (including Retirement), if I am a “key employee” as defined in Section 416(i) of the Code (but determined without regard to paragraph 5 thereof or the 50 employee limit on the number of officers treated as key employees).

[ ] the April 1 following the first anniversary of my date of Retirement

* Notwithstanding any election above, if I elect a date certain distribution and I Retire before that date certain, I understand that the Company will commence distribution of my Account as soon as practicable on or after the later of: (i) the April 1 following the first anniversary of the date of Retirement, or (ii) the April 1 of the year following the end of the Performance Period, even though said date is earlier than 5 years from the expiration of the Performance Period.

I hereby elect to be paid as described in the Sub-Plan in the form of [CHECK ONE]:

[ ] a single payment            [ ]  annual payments commencing on the date set forth above and payable on the anniversary date thereof over:

[ ] a two year period [ ] a three year period
        [ ] a four year period [ ] a five year period

I understand that I will receive “earnings” on those deferred amounts when they are paid to me.

I understand that the election made as indicated herein is irrevocable and that all deferral elections are subject to the provisions of the Sub-Plan, including provisions that may affect timing of distributions.

I understand that this deferral election is subject to the requirements of Section 409A of Code, and regulations and other guidance issued thereunder. The Company makes no representation or guarantee that any tax treatment, including, but not limited to, federal, state and local income, or estate and gift tax treatment, will be applicable with respect to the amounts deferred. The Company shall have no responsibility for the tax consequences that I may incur as a result of Section 409A, regulations or guidance issued thereunder, or any other provision of the Internal Revenue Code. I understand it is my responsibility to consult a legal or tax advisor regarding the tax effects of this deferral election. I further acknowledge and agree that the Company may (but shall not be required to) modify this election as necessary to comply with Section 409A and any guidance or regulations issued thereunder. I further agree to cooperate in any manner necessary to ensure that this election is in compliance with Section 409A and any guidance or regulations issued thereunder.

I understand and acknowledge that my interests herein and my rights to receive distribution of the deferred amounts may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or I become bankrupt, my interest may be terminated by the Committee, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of my dependents or make any other disposition of such interests that it deems appropriate. I further understand that nothing in the Sub-Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to me, or to my beneficiary(ies) in the event of my death.

(Signature)      (Date)

(Print Name)      (Company Location)

Received:
Agent of Chief Executive Officer

            (Signature)      (Date)